Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS THIRD QUARTER 2024 FINANCIAL RESULTS

New York, October 30, 2024 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended September 30, 2024.

$448.9 million quarterly revenues, an increase of 36.7% (36.5% on a constant currency basis) compared to prior year period
$2.2 trillion average daily volume (“ADV”) for the quarter, an increase of 55.3% compared to prior year period; quarterly ADV records in U.S. government bonds, fully electronic U.S. high yield credit, credit derivatives and global repurchase agreements
$130.2 million net income and $179.3 million adjusted net income for the quarter, increases of 16.7% and 37.1% respectively from prior year period
53.4% adjusted EBITDA margin and $239.8 million adjusted EBITDA for the quarter, compared to 51.9% and $170.4 million respectively for prior year period
$0.53 diluted earnings per share (“Diluted EPS”) and $0.75 adjusted diluted earnings per share for the quarter
$0.10 per share quarterly cash dividend declared; $25.0 million of shares repurchased

Billy Hult, CEO of Tradeweb:
“We are pleased to report record quarterly revenues of $448.9 million, reflecting a 36.7% increase year-over-year. This strong growth was driven by record average daily volume (ADV) of $2.2 trillion, up 55% compared to the same period last year. We achieved quarterly ADV records across rates, credit, and money markets, highlighting the success of our organic expansion efforts and the contributions from our recent acquisitions of ICD, r8fin, and Yieldbroker, which have strengthened our global business.

Throughout the quarter, we worked closely with clients as they navigated a remarkable period of macroeconomic uncertainty and rates volatility. In Asia, we expanded our geographic presence into India with the appointment of a new country head. We also reinforced our global commitment to advancing ESG initiatives with the publication of our fourth annual Corporate Sustainability Report. Credit markets reached an important milestone in September, as electronic trading for the month accounted for 50% of total U.S. high grade TRACE volume for the first time.

Looking ahead, we remain focused on identifying strategic growth opportunities and further expanding our presence across key markets.”

SELECT FINANCIAL RESULTS	3Q24	3Q23	Change		Constant Currency Change(1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	3Q24	3Q23	YoY
GAAP Financial Measures							Rates	Cash	$497	$361	37.4%
Total revenue	$448,915	$328,357	36.7%		36.5%			Derivatives	802	492	63.0%
Rates	$233,122	$172,832	34.9%		34.7%			Total	1,298	853	52.1%
Credit	$118,305	$90,062	31.4%		31.3%		Credit	Cash	15	13	17.5%
Equities	$25,514	$20,890	22.1%		22.0%			Derivatives	27	17	61.2%
Money Markets	$36,126	$15,763	129.2%		128.2%			Total	43	30	42.3%
Market Data	$29,760	$22,956	29.6%		29.2%		Equities	Cash	10	9	8.8%
Other	$6,088	$5,854	4.0%		4.0%			Derivatives	13	9	32.3%
Net income	$130,223	$111,630	16.7%					Total	23	19	20.6%
Net income attributable to Tradeweb Markets Inc. (2)	$113,916	$98,614	15.5%				Money Markets	Cash	848	522	62.5%
								Total	848	522	62.5%
Diluted EPS	$0.53	$0.46	15.2%					Total	$2,212	$1,424	55.3%
Net income margin	29.0%	34.0%	-499	bps
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$239,816	$170,360	40.8%		39.2%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	53.4%	51.9%	+154	bps	+102	bps
Adjusted EBIT (1)	$223,893	$155,772	43.7%		41.9%
Adjusted EBIT margin (1)	49.9%	47.4%	+243	bps	+192	bps
Adjusted Net Income (1)	$179,332	$130,794	37.1%		35.6%
Adjusted Diluted EPS (1)	$0.75	$0.55	36.4%		33.9%

DISCUSSION OF RESULTS
Rates – Revenues of $233.1 million in the third quarter of 2024 increased 34.9% compared to prior year period (increased 34.7% on a constant currency basis). Rates ADV was up 52.1% from prior year period, driven by record ADV in U.S. government bonds as well as strong year-over-year growth in mortgages and swaps/swaptions ≥ and < 1-year. The addition of r8fin continued to contribute to wholesale volumes. European government bonds ADV was up 15.3% from prior year period, led by strong growth in UK Gilts. Mortgages ADV was up 27.3% from prior year period, reflecting record specified pool volumes as well as record to-be-announced ("TBA") volumes, which was led by record roll trading activity.

Credit – Revenues of $118.3 million in the third quarter of 2024 increased 31.4% compared to prior year period (increased 31.3% on a constant currency basis). Credit ADV was up 42.3% from prior year period, driven by record activity in credit derivatives and strong U.S. credit volumes, including record ADV in fully-electronic U.S. high yield credit. U.S. credit ADV was up 37.0% from prior year period, reflecting continued client adoption across Tradeweb products and protocols, including request-for-quote ("RFQ"), Tradeweb AllTrade® and portfolio trading. European credit ADV was up 12.0% from prior year period, driven by strong activity across a wide range of protocols. We reported 17.7% share of fully electronic U.S. high grade TRACE, up 109 bps from prior year period, and a 7.8% share of fully electronic U.S. high yield TRACE, down 3 bps from prior year period.

Equities – Revenues of $25.5 million in the third quarter of 2024 increased 22.1% compared to prior year period (increased 22.0% on a constant currency basis). Equities ADV was up 20.5% from prior year period, driven by strong institutional ETF platform activity and higher trading volumes in European ETFs and equity derivative products.

Money Markets – Revenues of $36.1 million in the third quarter of 2024 increased 129.2% compared to prior year period (increased 128.2% on a constant currency basis). Money Markets ADV was up 62.5% from prior year period, driven by contributions from the August 1, 2024 acquisition of ICD, record activity in global repurchase agreements and increased client adoption of Tradeweb's electronic trading solutions.

Market Data – Revenues of $29.8 million in the third quarter of 2024 increased 29.6% compared to prior year period (increased 29.2% on a constant currency basis). The increase was derived primarily from increased LSEG market data fees from the contract that was amended effective November 1, 2023 and proprietary third party market data revenue.

Other – Revenues of $6.1 million in the third quarter of 2024 increased 4.0% compared to prior year period (increased 4.0% on a constant currency basis).

Operating Expenses of $289.6 million in the third quarter of 2024 increased 42.2% compared to $203.6 million in prior year period, primarily due to an increase in employee compensation and benefits, including incentive compensation expense tied to our financial performance, as well as an increase in headcount and related salaries, bonus and benefits associated with our continued growth, including the August 1, 2024 ICD Acquisition. During the quarter, we also incurred $2.4 million in accelerated stock-based compensation expense in connection with the departure of an executive effective September 30, 2024 and $1.4 million in compensation expense related to the acceleration of vesting of previously unvested stock awards issued by the ICD seller.

Adjusted Expenses of $225.0 million in the third quarter of 2024 increased 30.4% (increased 31.5% on a constant currency basis) compared to prior year period primarily due to higher expenses related to adjusted employee compensation and benefits. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
October 2024
•FTSE Russell to incorporate a price source change to include Tradeweb FTSE benchmark closing prices for U.S Treasuries, European Government Bonds and UK Gilts in FTSE’s global fixed income indices, including its premiere World Government Bond Index (WGBI).
•Commemorated the 10-year anniversary of the launch of our U.S. Credit Platform.
•Recognized as Multi-Asset Trading System of the Year - Asia Pacific Awards (FOW) and 100 Women in European Finance - Nawel Khelil (Financial News)

Third Quarter 2024
•Announced the addition of Daniel Maguire to Tradeweb's Board of Directors, effective as of September 18, 2024.
•Appointed Maxlin Thomas as Head of India as part of our efforts to further strengthen our global presence.
•Completed Tradeweb's acquisition of Institutional Cash Distributors (“ICD”), an investment technology provider for corporate treasury organizations trading short-term investments, adding corporates as a fourth client channel, alongside our existing focus on institutional, wholesale and retail clients.
•Published our fourth annual Corporate Sustainability Report and our second annual standalone Task Force on Climate-Related Financial Disclosure (TCFD) Report.
•Executed the first fully-automated European Government Bond Basis trade, in collaboration with Eurex, with Nomura providing liquidity to Nykredit Bank.
•In June 2024, we signed a 16-year lease for our new NYC headquarters, which is expected to commence in July 2025. Including expected double rent from our existing NYC office and other anticipated leasing activity in the second half of 2025, we expect our second half 2025 occupancy expenses to be approximately $7 million higher than the second half of 2024.
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•Recognized in numerous awards celebrating our company, as well as our outstanding and diverse talent, including: Best Company - Markets Choice Awards (Markets Media); Best Sustainable Companies to Own (Morningstar); Most Influential in European Finance - Enrico Bruni (Financial News); Rising Star - Allie Hunt (Women in Financial Markets); European Women in Finance Awards - Excellence in Trading Platforms - Alessandra Stagliano (Markets Media)
CAPITAL MANAGEMENT
•$1.2 billion in cash and cash equivalents and an undrawn $500 million credit facility at September 30, 2024
•As purchase consideration for the August 1, 2024 acquisition of ICD, we paid $771.2 million in net cash and also issued 41,705 shares of restricted Class A common stock in connection with the acquisition
•Free cash flow for the trailing twelve months ended September 30, 2024 of $797.4 million, up 23.6% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•Cash capital expenditures and capitalized software development in the third quarter 2024 of $17.0 million (excludes amounts paid at closing for acquisitions)
•During the third quarter of 2024, as part of its share repurchase program, Tradeweb purchased 214,795 shares of Class A common stock, at an average price of $116.41, for purchases totaling $25.0 million. $214.8 million remained available for repurchase pursuant to the share repurchase program authorization as of September 30, 2024
•$2.1 million in shares of Class A common stock were withheld in the third quarter of 2024 to satisfy tax obligations related to the exercise of stock options and vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board declared a quarterly cash dividend of $0.10 per share of Class A common stock and Class B common stock. The dividend will be payable on December 16, 2024 to stockholders of record as of December 2, 2024
OTHER MATTERS
Updated Full-Year 2024 Guidance*
•Adjusted Expenses: $855 - 875 million (trending toward middle of range)
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $158 million
•Assumed non-GAAP tax rate: ~ 24.5% - 25.5%
•Cash capital expenditures and capitalized software development: ~ $77 - 85 million
•LSEG Market Data Contract Revenue: ~$80 million (~$90 million in 2025)

The guidance has been revised to reflect higher adjusted expenses in light of strong business momentum. Depreciation and amortization, assumed non-GAAP tax rate, expenditures and LSEG Market Data Contract Revenue guidance is unchanged from the prior quarter guidance.

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2024 Sterling/US$ foreign exchange rate of 1.24 and includes completed M&A transactions. Guidance amounts for cash capital expenditures and capitalized software development excludes amounts paid at closing for acquisitions.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss third quarter 2024 results starting at 9:30 AM EDT today, October 30, 2024. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/8fmfndxv/
•To join the call via phone, please register in advance here: https://register.vevent.com/register/BI7f65d6e977a04267a4a86c5cf7eef76f. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 2,800 clients in more than 70 countries. On average, Tradeweb facilitated more than $1.9 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues	(dollars in thousands, except per share amounts)
Transaction fees and commissions	$373,493	$263,485	$1,039,419	$776,544
Subscription fees	51,206	46,361	151,633	136,483
LSEG market data fees	20,512	15,460	61,593	46,515
Other	3,704	3,051	9,960	8,677
Total revenue	448,915	328,357	1,262,605	968,219

Expenses
Employee compensation and benefits	160,161	116,016	440,484	334,433
Depreciation and amortization	57,872	46,559	157,145	137,850
Technology and communications	24,300	19,733	69,840	56,001
General and administrative	20,417	6,700	44,026	31,692
Professional fees	21,434	10,479	46,558	32,321
Occupancy	5,415	4,132	15,064	12,283
Total expenses	289,599	203,619	773,117	604,580
Operating income	159,316	124,738	489,488	363,639
Tax receivable agreement liability adjustment	(870)	—	(870)	—
Interest income	16,663	17,929	59,234	46,445
Interest expense	(1,446)	(464)	(3,706)	(1,380)
Other income (loss), net	10	(1,907)	10	(2,022)
Income before taxes	173,673	140,296	544,156	406,682
Provision for income taxes	(43,450)	(28,666)	(134,135)	(90,920)
Net income	130,223	111,630	410,021	315,762
Less: Net income attributable to non-controlling interests	16,307	13,016	50,724	40,210
Net income attributable to Tradeweb Markets Inc.	$113,916	$98,614	$359,297	$275,552

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.53	$0.47	$1.69	$1.31
Diluted	$0.53	$0.46	$1.67	$1.30
Weighted average shares outstanding:
Basic	213,206,193	211,618,475	213,026,732	210,444,082
Diluted	215,096,974	213,491,634	214,885,210	212,276,908

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended		Nine Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	September 30,		September 30,
	2024	2023	2024	2023
	(dollars in thousands)
Net income	$130,223	$111,630	$410,021	$315,762
Merger and acquisition transaction and integration costs (1)	14,488	4,614	21,752	6,411
Interest income	(16,663)	(17,929)	(59,234)	(46,445)
Interest expense	1,446	464	3,706	1,380
Depreciation and amortization	57,872	46,559	157,145	137,850
Stock-based compensation expense (2)	3,681	525	5,395	1,960
Provision for income taxes	43,450	28,666	134,135	90,920
Foreign exchange (gains) / losses (3)	4,459	(6,076)	2,097	(4,242)
Tax receivable agreement liability adjustment (4)	870	—	870	—
Other (income) loss, net	(10)	1,907	(10)	2,022
Adjusted EBITDA	$239,816	$170,360	$675,877	$505,618
Less: Depreciation and amortization	(57,872)	(46,559)	(157,145)	(137,850)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	41,949	31,971	111,031	95,217
Adjusted EBIT	$223,893	$155,772	$629,763	$462,985
Net income margin (6)	29.0%	34.0%	32.5%	32.6%
Adjusted EBITDA margin (6)	53.4%	51.9%	53.5%	52.2%
Adjusted EBIT margin (6)	49.9%	47.4%	49.9%	47.8%

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and nine months ended September 30, 2024, this adjustment also includes $2.4 million and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President and $0.4 million and $0.4 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key employees during the integration of ICD.

(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

	Three Months Ended		Nine Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	September 30,		September 30,
	2024	2023	2024	2023
	(dollars in thousands, except per share amounts)
Earnings per diluted share	$0.53	$0.46	$1.67	$1.30
Net income attributable to Tradeweb Markets Inc.	$113,916	$98,614	$359,297	$275,552
Net income attributable to non-controlling interests (1)	16,307	13,016	50,724	40,210
Net income	130,223	111,630	410,021	315,762
Provision for income taxes	43,450	28,666	134,135	90,920
Merger and acquisition transaction and integration costs (2)	14,488	4,614	21,752	6,411
D&A related to acquisitions and the Refinitiv Transaction (3)	41,949	31,971	111,031	95,217
Stock-based compensation expense (4)	3,681	525	5,395	1,960
Foreign exchange (gains) / losses (5)	4,459	(6,076)	2,097	(4,242)
Tax receivable agreement liability adjustment (6)	870	—	870	—
Other (income) loss, net	(10)	1,907	(10)	2,022
Adjusted Net Income before income taxes	239,110	173,237	685,291	508,050
Adjusted income taxes (7)	(59,778)	(42,443)	(171,323)	(124,472)
Adjusted Net Income	$179,332	$130,794	$513,968	$383,578
Adjusted Diluted EPS (8)	$0.75	$0.55	$2.16	$1.62
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(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and nine months ended September 30, 2024, this adjustment also includes $2.4 million and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President and $0.4 million and $0.4 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key employees during the integration of ICD.

(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)
Represents corporate income taxes at an assumed effective tax rate of 25.0% applied to Adjusted Net Income before income taxes for the three and nine months ended September 30, 2024 and 24.5% for the three and nine months ended September 30, 2023.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Diluted weighted average shares of Class A and Class B common stock outstanding	215,096,974	213,491,634	214,885,210	212,276,908
Weighted average of other participating securities (1)	126,903	265,681	137,252	266,453
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,076,235	23,080,571	23,077,298	24,179,583
Adjusted diluted weighted average shares outstanding	238,300,112	236,837,886	238,099,760	236,722,944
Adjusted Net Income (in thousands)	$179,332	$130,794	$513,968	$383,578
Adjusted Diluted EPS	$0.75	$0.55	$2.16	$1.62

(1)
Represents the weighted average of unvested stock awards and unsettled vested stock awards issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended		Nine Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	September 30,		September 30,
	2024	2023	2024	2023
	(dollars in thousands)
Operating expenses	$289,599	$203,619	$773,117	$604,580
Merger and acquisition transaction and integration costs (1)	(14,488)	(4,614)	(21,752)	(6,411)
D&A related to acquisitions and the Refinitiv Transaction (2)	(41,949)	(31,971)	(111,031)	(95,217)
Stock-based compensation expense (3)	(3,681)	(525)	(5,395)	(1,960)
Foreign exchange gains / (losses) (4)	(4,459)	6,076	(2,097)	4,242
Adjusted Expenses	$225,022	$172,585	$632,842	$505,234

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and nine months ended September 30, 2024, this adjustment also includes $2.4 million and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President and $0.4 million and $0.4 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key employees during the integration of ICD.

(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

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	Trailing Twelve Months Ended September 30,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2024	2023
	(dollars in thousands)
Cash flow from operating activities	$860,477	$709,328
Less: Capitalization of software development costs	(46,312)	(41,517)
Less: Purchases of furniture, equipment and leasehold improvements	(16,791)	(22,722)
Free Cash Flow	$797,374	$645,089

TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended		Nine Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	September 30,		September 30,
	2024	2023	2024	2023
	(dollars in thousands, except per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$113,916	$98,614	$359,297	$275,552
Less: Distributed and undistributed earnings allocated to participating securities (1)	(68)	(124)	(231)	(348)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$113,848	$98,490	$359,066	$275,204

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	213,206,193	211,618,475	213,026,732	210,444,082
Dilutive effect of PRSUs	625,822	504,945	564,996	380,740
Dilutive effect of options	363,623	1,110,175	470,816	1,240,923
Dilutive effect of RSUs and RSAs	405,562	258,039	367,375	211,163
Dilutive effect of PSUs	495,774	—	455,291	—
Weighted average shares of Class A and Class B common stock outstanding - Diluted	215,096,974	213,491,634	214,885,210	212,276,908

Earnings per share - Basic	$0.53	$0.47	$1.69	$1.31
Earnings per share - Diluted	$0.53	$0.46	$1.67	$1.30

(1)
During the three months ended September 30, 2024 and 2023, there was a total of 126,903 and 265,681, respectively, and during the nine months ended September 30, 2024 and 2023, there was a total of 137,252 and 266,453, respectively, weighted average unvested or unsettled vested stock awards that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

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TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	September 30,
	2024		2023		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$173,698	$59,424	$114,128	$58,704	$59,570	$720	52.2%	1.2%
Credit	109,518	8,787	82,484	7,578	27,034	1,209	32.8%	16.0%
Equities	23,218	2,296	18,567	2,323	4,651	(27)	25.0%	(1.2)%
Money Markets	31,928	4,198	11,433	4,330	20,495	(132)	179.3%	(3.0)%
Market Data	104	29,656	115	22,841	(11)	6,815	(9.6)%	29.8%
Other	513	5,575	—	5,854	513	(279)	N/M	(4.8)%
Total revenue	$338,979	$109,936	$226,727	$101,630	$112,252	$8,306	49.5%	8.2%
N/M = not meaningful

TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	September 30,		YoY
	2024	2023	% Change
Rates	$2.07	$2.10	(1.4)%
Rates Cash	$2.45	$2.42	1.1%
Rates Derivatives	$1.85	$1.87	(1.5)%
Rates Derivatives (greater than 1 year)	$3.19	$2.72	17.2%
Other Rates Derivatives (1)	$0.22	$0.22	1.1%

Credit	$39.76	$43.26	(8.1)%
Cash Credit (2)	$151.90	$162.20	(6.3)%
Credit Derivatives, China Bonds and U.S. Cash EP	$5.71	$5.75	(0.7)%

Equities	$15.82	$15.50	2.1%
Equities Cash	$27.68	$25.42	8.9%
Equities Derivatives	$5.99	$5.50	9.0%

Money Markets	$0.54	$0.35	55.0%

Total	$2.29	$2.51	(8.5)%
Total excluding Other Rates Derivatives (3)	$2.69	$2.81	(4.4)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED) (1)

		2024 Q3		2023 Q3		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$496,603	$31,860,816	$361,421	$22,842,103	37.40%
	U.S. Government Bonds	221,864	14,199,309	142,641	8,986,371	55.54%
	European Government Bonds	42,964	2,835,614	37,251	2,421,306	15.34%
	Mortgages	221,999	14,207,950	174,436	10,989,473	27.27%
	Other Government Bonds	9,775	617,943	7,093	444,954	37.82%
	Derivatives	801,512	51,882,416	491,837	31,422,421	62.96%
	Swaps/Swaptions ≥ 1Y	439,683	28,436,368	325,350	20,746,985	35.14%
	Swaps/Swaptions < 1Y	352,589	22,850,905	164,178	10,529,049	114.76%
	Futures	9,239	595,143	2,310	146,388	300.01%
	Total	1,298,114	83,743,233	853,258	54,264,524	52.14%
Credit	Cash	15,251	980,526	12,980	824,984	17.49%
	U.S. High Grade - Fully Electronic	6,433	411,704	4,228	266,368	52.15%
U.S. High Grade - Electronically Processed		2,649	169,509	2,339	147,359	13.23%
	U.S. High Yield - Fully Electronic	775	49,578	611	38,465	26.88%
	U.S. High Yield - Electronically Processed	276	17,679	217	13,668	27.33%
	European Credit	2,092	138,095	1,869	121,475	11.96%
	Municipal Bonds	380	24,300	334	21,054	13.62%
	Chinese Bonds	2,371	151,721	3,231	206,794	(26.63)%
	Other Credit Bonds	276	17,939	152	9,802	81.69%
	Derivatives	27,338	1,773,907	16,955	1,081,813	61.24%
	Swaps	27,338	1,773,907	16,955	1,081,813	61.24%
	Total	42,589	2,754,433	29,936	1,906,796	42.27%
Equities	Cash	10,308	665,138	9,475	601,081	8.79%
	U.S. ETFs	7,608	486,909	7,402	466,323	2.78%
	European ETFs	2,700	178,229	2,073	134,758	30.25%
	Derivatives	12,507	802,100	9,451	596,615	32.33%
	Convertibles/Swaps/Options	9,279	595,271	6,285	396,969	47.63%
	Futures	3,228	206,829	3,166	199,646	1.97%
	Total	22,815	1,467,238	18,926	1,197,696	20.55%
Money Markets	Cash	848,171	59,556,275	522,065	33,065,896	62.46%
	Repurchase Agreements (Repo)	647,745	41,687,516	505,191	32,000,195	28.22%
	Other Money Markets	200,427	17,868,759	16,874	1,065,701	1087.75%
	Total	848,171	59,556,275	522,065	33,065,896	62.46%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$2,211,690	$147,521,178	$1,424,185	$90,434,913	55.3%

(1)	We acquired Yieldbroker, r8fin and ICD on August 31, 2023, January 19, 2024 and August 1, 2024, respectively. Total volume reported includes volumes from each acquired business subsequent to the closing date of the applicable acquisition.

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose principal assets consist of its direct and indirect equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.
Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM RESULTS
The interim financial results presented herein for the three and nine months ended September 30, 2024 and 2023 are unaudited. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2024 guidance and full-year 2024 and 2025 revenue guidance related to the LSEG market data license agreement, pending and completed acquisitions, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X (formerly Twitter). The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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